UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2025
Fortress Net Lease REIT
(Exact name of registrant as specified in its charter)

Maryland	000-56632	92-1937121
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas New York, NY	10105
(Address of principal executive offices)	(Zip Code)
(212) 798-6100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.    Unregistered Sale of Equity Securities.
On May 1, 2025, Fortress Net Lease REIT (the “Company”) issued and sold an aggregate of 6,363,755 common shares for gross proceeds of approximately $65.4 million, based on net asset value per share of the applicable class of common shares as of March 31, 2025. The offers and sales of these shares were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2), Regulation D and/or Regulation S thereunder.
The following table details the common shares sold:

Common Shares	Number of Shares Sold	Gross Proceeds
Class I	1,264,728	$12,891,500
Class F-S	798,939	$8,130,000
Class F-I	2,151,694	$22,000,000
Class E	2,148,394	$22,420,000
Item 8.01.    Other Events.
On April 30, 2025, the Company declared distributions for each class of its common shares in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing Fee	Net Distribution
Class I	$0.0573	$—	$0.0573
Class F-S	$0.0573	$0.0072	$0.0501
Class F-I	$0.0573	$—	$0.0573
Class D-S	$0.0573	$—	$0.0573
Class E	$0.0573	$—	$0.0573
The net distributions for each class of common shares (which represents the gross distributions less shareholder servicing fees for the applicable class of common shares) are payable to shareholders of record immediately following the close of business on April 30, 2025, and will be paid on or about May 2, 2025. These distributions will be paid in cash or reinvested in the applicable class of the Company’s common shares for shareholders participating in the Company’s distribution reinvestment plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 7, 2025

Fortress Net Lease REIT

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer